Exhibit 10.9

Execution Version

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of January 18, 2013 (this “Agreement”), by and among the lenders party thereto (each a “New Term Loan Lender” and collectively the “New Term Loan Lenders”), LAUREATE EDUCATION, INC., a Maryland corporation (the “Borrower”), and CITIBANK N.A., as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 16, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement’’; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, INICIATIVAS CULTURALES DE ESPAÑA S.L., a Spanish limited liability company, the lending institutions party thereto from time to time, and CITIBANK N.A., as Administrative Agent and Collateral Agent.

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may request and receive New Term Loan Commitments by entering into one or more Joinder Agreements with the New Term Loan Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Term Loan Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each New Term Loan Lender hereby agrees to make its Commitment on the following terms and conditions:

1.                                      Applicable Margin.  The Applicable ABR Margin for each New Term Loan made hereby (the “Series B New Term Loans”) shall mean, as of any date of determination, 3.00 % per annum.  The Applicable LIBOR Margin for each Series B New Term Loan shall mean, as of any date of determination, 4.00% per annum.

2.                                      Principal Payments.  The Borrower shall make principal payments on the Series B New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series B New Term Loans
March 31, 2013	$625,000
June 30, 2013	$625,000
September 30, 2013	$625,000
December 31, 2013	$625,000
March 31, 2014	$625,000
June 30, 2014	$625,000
September 30, 2014	$625,000
December 31, 2014	$625,000
March 31, 2015	$625,000
June 30, 2015	$625,000
September 30, 2015	$625,000
December 31, 2015	$625,000
March 31, 2016	$625,000
June 30, 2016	$625,000
September 30, 2016	$625,000
December 31, 2016	$625,000
March 31, 2017	$625,000
June 30, 2017	$625,000
September 30, 2017	$625,000
December 31, 2017	$625,000
March 31, 2018	$625,000

(A) Payment Date	(B) Scheduled Repayment of Series B New Term Loans
Series 2018 Extended Term Loan Maturity Date	All remaining amounts outstanding under the Series B New Term Loans
TOTAL	$250,000,000

3.                                      Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series B New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series B New Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively.

4.                                      [Reserved].

5.                                      Other Fees. The Borrower agrees to pay each New Term Loan Lender its pro rata share of an aggregate fee equal to $1,250,000 on January 18, 2013.

6.                                      Proposed Borrowing. This Agreement represents the Borrower’s request to borrow Series B New Term Loans from the New Term Loan Lender as follows (the “Proposed Borrowing”):

a.                                      Business Day of Proposed Borrowing:  January 18, 2013

b.                                      Amount of Proposed Borrowing: $250,000,000

c.                                       Interest rate option:                    LIBOR Loans with an initial Interest Period of three months

7.                                      New Lenders. Each New Term Loan Lender that is not a Lender prior to its execution of this Agreement, if any, acknowledges and agrees that upon its execution of this Agreement and the making of Series B New Term Loans that such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. Set forth on Schedule B hereto is the Lending Office of each such New Term Loan Lender.

8.                                      Credit Agreement Governs. Except as set forth in this Agreement, the Series B New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9.                                      Identical Terms. The terms and provisions of the Credit Agreement and the other Credit Documents applicable to the Series B New Term Loans are identical to the terms and provisions of the Credit Agreement and the other Credit Documents applicable to the Series 2018 Extended Term Loans, except as expressly set forth in this Agreement.

10.                               Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower hereby certifies that:

i.                                          the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

ii.                                       no event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

iii.                                    the Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

11.                               Borrower’s Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

i.                                          the Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Term Loan Loans; and

ii.                                       the Borrower shall deliver or cause to be delivered the following legal opinions and documents: opinion of DLA Piper LLP (US), as counsel to the Borrower, together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement.

12.                               Notice. For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender described in Section 7 shall be as set forth below its signature below.

13.                               Tax Forms. For each New Term Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to Administrative Agent pursuant to Section 5.4 of the Credit Agreement.

14.                               Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the Series B New Term Loans made by New Term Loan Lenders in the Register.

15.                               Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16.                               Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with  respect to the subject matter hereof.

17.                               GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.                               Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

19.                               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

LAUREATE EDUCATION, INC.,
as Borrower

By:	/s/ Eilif Serck-Hanssen
Name: Eilif Serck-Hanssen
Title: Executive Vice President and Chief
Financial Officer

Signature page to Joinder

CITIBANK, N.A., as Administrative Agent and as New
Term Loan Lender

By:	/s/ Caesar Wyszomirski
Name: Caesar Wyszomirski
Title: Vice President

Signature page to Joinder